Exhibit 22.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 23, 2002, except for Note 2 as to which the date is December 6, 2002, accompanying the financial statements of Transnational Financial Network, Inc included in the Company's Transition Report on Form 10-KSB/A Amendment No. 1 for the four months ended April 30, 2002. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No 333-75914).

San Francisco, California
December 23, 2002